Exhibit 99.3

CHEVRONTEXACO CORPORATION

575 Market Street

San Francisco, California 94105

LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

March 27, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, ChevronTexaco Corporation has obtained a letter of representation from Arthur Andersen LLP (“Andersen”) stating that the December 31, 2000 and 1999 audits of Texaco Inc.’s financial statements were subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagements were conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audits, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audits.

Very truly yours,

CHEVRONTEXACO CORPORATION

/s/ John S. Watson

John S. Watson
Vice President, Finance
and Chief Financial Officer

E-8